Exhibit 10.27

FIRST AMENDMENT TO
THE SUPPLEMENTAL EXECTIVE RETIREMENT AGREEMENT
EFFECTIVE JULY 23, 2001

WHEREAS, this is the first amendment (the “First Amendment”) to the NBT Bancorp Inc. Supplemental Executive Retirement Plan, effective as of July 23, 2001 (the “SERP”);

WHEREAS, the SERP, as amended, is between NBT Bancorp Inc., a Delaware corporation and a registered financial holding company headquartered at 52 S. Broad Street, Norwich, New York 13815, and David E. Raven, an individual residing at 808 Parkview Road, Moscow, Pennsylvania 18444;

NOW, THEREFORE, the SERP is amended, effective as of January 1, 2005, as follows:

1.             Section 7.1 of the SERP shall be amended by deleting the second paragraph therein in its entirety.

2.             Section 7.2 of the SERP shall be amended by deleting the phrase “Except with respect to receipt of a lump sum benefit under Section 7.1,” in the section’s first sentence.  The first sentence in Section 7.2 of the SERP shall now begin with the words “Any election for an optional mode …”

3.             Section 7.3 of the SERP shall be amended by deleting this section in its entirety and replacing it with the following:

“Payment of any Retirement Income Benefit and 401(k)/ESOP Benefit under the Plan shall not commence on a date before the first day of the seventh (7th) month following the Participant’s “separation from service” with the Company as that phrase is defined for purposes of section 409A of the Code.”

4.             Section 7.4 of the SERP shall be amended by deleting the period at the end of subsection (b) therein and replacing it with a comma, followed by the word “and”; and by adding a new subsection (c) to read as follows:

“(c)           notwithstanding anything herein to the contrary, no Supplemental Retirement Benefit shall commence under this Plan before the date which is the seventh (7th) month following the Participant’s “separation from service” with the Company as that phrase is defined for purposes of section 409A of the Code.”

5.             Section 7.5(c) of the SERP shall be amended by deleting this subsection in its entirety.

6.             In all other respects the Plan shall remain in full force and effect.

NBT BANCORP INC.

By:	/s/ Martin A. Dietrich	Date: November 13, 2008
Martin A. Dietrich
President and
Chief Executive Officer

By:	/s/ David E. Raven	Date: November 13, 2008
David E. Raven